EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ibex Limited

Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-242044) of Ibex Limited, of our report dated October 13, 2021, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

October 13, 2021